Exhibit 99.2

FOR IMMEDIATE RELEASE

Internap Announces One-Click Online Video Publishing with Adobe Premiere Pro
-- VitalStream’s Flash Video plug-in streams online content for Adobe Premiere Pro Users--

Atlanta, GA - March 6, 2007 - Internap Network Services Corporation (NASDAQ: INAP), today announced its VitalStream Small Business Services platform has been integrated into Adobe® Premiere® Pro software, enabling easy publishing of Flash Video content to the Web within minutes. VitalStream Holdings, Inc. is a wholly-owned subsidiary of Internap, the provider of choice for many of the world’s leading businesses on the Internet.

Adobe Premiere Pro, a powerful tool for professional video editing, captures and edits content in virtually any format, from digital to uncompressed high-definition, and outputs that content to tape, DVD and the Web. The VitalStream® rich media delivery technology, combined with Adobe software, provides both companies’ customers with a turnkey solution for enriching their Web presence with Flash Video streaming. Now, business owners, Web designers and developers can easily post content online with one click of the mouse.

“This newest facet of our long-standing relationship with Adobe gets businesses online and streaming their in-demand content with Flash Video, very quickly,” said Philip N. Kaplan, chief strategy officer for Internap. “Integration of the VitalStream Small Business Services platform with Adobe Premiere Pro reaffirms our position as a Flash Video pioneer, and empowers users who want to fortify their online offerings with an advanced solution for rich media delivery.”

“Adobe is committed to enabling our customers to seamlessly and easily deliver rich content through every medium possible,” said Jim Guerard, general manager and vice president of Dynamic Media, Adobe Systems Inc., “This partnership allows us to deliver on this promise with the Adobe Premiere Pro plug-in and make it easy for customers to reach their audiences with a high-quality video streaming service.”

Working closely with Adobe, VitalStream led the market as the first Adobe partner to power streaming services for Flash Video. Its Small Business Services platform offers many benefits for customers seeking simple, effective and affordable solutions for deploying media over the Internet.

Organizations currently using VitalStream Small Business Services include prosumers and organizations of any size that rely on the VitalStream online statistics to provide valuable metrics on the performance and viewership of their media. Customers deliver a variety of content, from educational seminars and sporting events to concerts and online entertainment.

James P. DeBlasio, chief executive officer of Internap added, “This is the first of many new developments that demonstrate VitalStream’s creativity and thought leadership in the delivery of streaming media. We’re excited about the Adobe relationship and the value it brings to strengthen Internap’s total offering.”

To learn more about VitalStream’s integrated solution for publishing video online, please visit www.vitalstream.com/partner/oem.html. Adobe Premier Pro customers can down load the free plug-in at www.vitalstreamsbs.com/go/adobe.

About Internap
Internap is a market leader of intelligent route control solutions that bring reliability, performance and security to the Internet, and a global provider of integrated content delivery services that enable businesses to stream digital media to large audiences over the Internet.  The company provides patented and patent-pending technologies that address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, VoIP, and audio/video across IP networks. The company provides additional solutions, including video and audio streaming, advertising placement, reporting and analysis, live event broadcasting, media asset management, integrated Web hosting and consulting services. Internap currently serves more than 3,000 customers throughout North America, Europe, Asia and Australia.  For more information, please visit the company web site at www.internap.com. Internap and VitalStream are trademarks of Internap Network Services Corporation and a wholly owned subsidiary, respectively. All other trademarks and brands are the property of their respective owners.

Forward Looking Statements
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the acceleration of growth, the expansion of Internap’s services and global reach, the acquisition of new customers, the offering of the strongest, most comprehensive portfolio for business that depend on the Internet and the ability to generate organic growth via cross-selling opportunities, are forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. The achievement of any anticipated benefits from the transaction are subject to significant risks and uncertainties. Many important factors that may affect Internap’s and the combined company’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; the ability to successfully integrate the operations of Internap and VitalStream; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to the evolution of the high performance Internet connectivity and services industry; our ability to respond successfully to technological change; our ability to deploy new access points in a cost-efficient manner; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to secure adequate funding; the incurrence of additional restructuring charges; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect ourselves and our customers from security breaches; our ability to protect our intellectual property; our ability to successfully complete future acquisitions and integrate the acquired businesses; risks associated with international operations; claims relating to intellectual property rights; government regulation of the Internet; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

###

Contacts:	Katie Eakins / Aida Causevic	Andrew Albrecht
	LEWIS PR for VitalStream	Internap Investor Relations
	619 516 2559	404 302-9841
	vs@lewispr.com	aalbrecht@internap.com